UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 3, 2009, BMP Sunstone Corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Alliance UniChem Group Limited (“Alliance UniChem”). Pursuant to the Purchase Agreement, the Company agreed to sell to Alliance UniChem 10,000 ordinary shares (the “Shares”) of Alliance BMP Limited (“Alliance BMP”) for an aggregate of $15,100,000 in cash (the “Purchase Price”). The Shares represent 20% of the issued and outstanding ordinary shares of Alliance BMP and all of the Company’s interest in Alliance BMP.

The Purchase Price is payable in installments: $7,550,000 is payable within 15 business days following the signing of the Purchase Agreement and $7,550,000 is payable on the 12-month anniversary of the date of the Purchase Agreement.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On August 4, 2009, the Company issued a press release announcing entering into the Purchase Agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement, dated as of August 3, 2009, by and between Alliance UniChem Group Limited and BMP Sunstone Corporation.

99.1	Press Release, dated August 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: August 4, 2009	By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement, dated as of August 3, 2009, by and between Alliance UniChem Group Limited and BMP Sunstone Corporation.

99.1	Press Release, dated August 4, 2009.